UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

DATCHAT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40729	47-2502264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

204 Neilson Street

New Brunswick, NJ 08901
(Address of principal executive offices, including ZIP code)

(732) 374-3529

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.0001 par value	DATS	The Nasdaq Stock Market LLC
Series A Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $49.80	DATSW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2024, DatChat, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with EF Hutton LLC (the “Representative”), as the representative of the underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 382,972 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and pre-funded warrants to purchase up 590,000 shares of Common Stock (the “Pre-Funded Warrants”). The public offering price for each share of Common Stock is $1.85 and the Underwriters have agreed to purchase the shares of Common Stock pursuant to the Underwriting Agreement at a price for each share of Common Stock of $1.702. The public offering price for each Pre-Funded Warrant is $1.8499 and the Underwriters have agreed to purchase the Pre-Funded Warrants pursuant to the Underwriting Agreement at a price for each Pre-Funded Warrant of $1.7019.

The per share exercise price for the Pre-Funded Warrants is $0.0001, subject to adjustment as provided therein. The Pre-Funded Warrants are exercisable immediately and will expire when exercised in full. Each holder of a Pre-Funded Warrant will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise (the “Pre-Funded Warrant Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Pre-Funded Warrant Beneficial Ownership Limitation, but not to above 9.99%. The exercise price and number of shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants will be subject to adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Pre-Funded Warrants. The holders may exercise the Pre-Funded Warrants by means of a “cashless exercise.”

The Pre-Warrants are not and will not be listed for trading on any national securities exchange or other nationally recognized trading system.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-268058), previously filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2022, as amended on November 18, 2022 and declared effective on December 6, 2022, a base prospectus dated December 6, 2022 and a prospectus supplement dated January 16, 2024.

The legal opinion, including the related consent, of Sheppard Mullin Richter & Hampton, LLP relating to the issuance and sale of the shares of Common Stock and Pre-Funded Warrants and the shares of Common Stock to be issued upon exercise of the Pre-Funded Warrants to be issued in the Offering is filed as Exhibit 5.1 hereto.

Gross proceeds from the Offering were approximately $1.8 million, before deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering (excluding any proceeds from any Pre-Funded Warrant exercises) for general corporate purposes, for sales and marketing and for research and development.

The purchase and sale of the shares of Common Stock and the Pre-Funded Warrants and the closing of the Offering, occurred on January 19, 2024.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Representative that generally prohibit, without the prior written consent of the Representative and subject to certain exceptions, the sale, transfer or other disposition of securities of the Company until July 17, 2024. Further, pursuant to the terms of the Underwriting Agreement, the Company has agreed for a period of 180-days from the closing date, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for shares of capital stock of the Company; (ii) file any registration statement; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

The foregoing descriptions of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement and the form of Pre-Funded Warrant, which are filed herewith as Exhibits 1.1 and 4.1, respectively

The representations, warranties and covenants contained in the Underwriting Agreement and the Pre-Funded Warrant were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement and the Pre-Funded Warrants are incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and the Pre-Funded Warrants, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to the closing of the Offering on a timely basis or at all and market conditions. Reference is also made to other factors detailed from time to time in the Company’s periodic reports and other filings filed with the SEC, including the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Current Report on Form 8-K, unless required by law.

Item 8.01 Other Events.

On January 16, 2024, the Company issued a press release announcing the launch of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 17, 2024, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 19, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporate herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated January 16, 2024 between DatChat, Inc. and EF Hutton LLC
4.1	Form of Pre-Funded Warrant (included as Exhibit A to Exhibit 1.1)
5.1	Opinion of Sheppard Mullin Richter & Hampton LLP
23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)
99.1	Press Release dated January 16, 2024
99.2	Press Release dated January 17, 2024
99.3	Press Release dated January 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2024	DATCHAT, INC.

/s/ Darin Myman
Darin Myman
Chief Executive Officer

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